EXHIBIT 5

                              ATLAS PEARLMAN, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301




                                               August 27, 2001

Geotec Thermal Generators, Inc.
1615 S. Federal Highway, Suite 101
Boca Raton, FL 30062

Re:      Registration Statement on Form S-8;
         Geotec Thermal Generators, Inc. (the "Company")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration for public sale of up to 150,000 shares of common stock $.0001 par value ("Common Stock"), and 350,000 shares of Common Stock reserved for issuance upon the exercise of options granted by the Company to Elena V. Sordia pursuant to the terms of a Legal Services and Consulting Agreement dated August 2, 2001.

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) the Registration Statement and the exhibits thereto; and (c) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms of the Legal Services and Consulting Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                               Sincerely,



                                               /s/ Atlas Pearlman, P.A.
                                               ------------------------
                                               ATLAS PEARLMAN, P.A.